EXHIBIT 11.2

                        SAVVIS Communications Corporation

   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN EPS CALCULATION

                                   (UNAUDITED)
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

                                                                             For the Six Months
                                                                            Ended June 30, 2000
                                                                            -------------------

Weighted average shares outstanding:
Common stock:

  Shares outstanding at beginning of period, net of 4,476,792
   shares subject to forfeiture .............................................   72,733,494
  Weighted average shares, net of treasury shares, issued
   during the six months ended June 30, 2000 (15,713,061 shares) ............   11,386,085
                                                                             ---------------

                                                                                84,119,579
                                                                             ================
Net loss attributable to common shareholders ................................ $(65,672,000)
                                                                             ================

Basic and diluted loss per share ............................................ $      (0.78)
                                                                             ================

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